EXHIBIT 32.1

SECTION 906 CERTIFICATION OF
 PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
OF GEOCOM RESOURCES INC.

In connection with the accompanying Annual Report on Form 10-K of Geocom Resources Inc. for the year ended June 30, 2009, the undersigned, John Hiner, President and Chief Executive Officer of Geocom Resources Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended June 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Geocom Resources Inc.

Date: February 28, 2013	By:	/s/ John Hiner
John Hiner
President and Director (Principal Executive Officer)